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INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 dated December 5, 2003 pertaining to the Amended and Restated Royal Bank of Canada US Wealth Accumulation Plan (formerly known as the Dain Rauscher Wealth Accumulation Plan) of our reports dated November 19, 2002 on the consolidated balance sheet of Royal Bank of Canada as at October 31, 2002 and the consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the two-year period ended October 31, 2002, which appear in Royal Bank of Canada's Annual Report on Form 40-F for the year ended October 31, 2002.




/s/ Deloitte & Touche LLP                      /s/ PricewaterhouseCoopers LLP
Chartered Accountants                          Chartered Accountants
Toronto, Ontario                               Toronto, Ontario
December 5, 2003                               December 5, 2003